The Edelman Financial Group Announces End of “Go Shop” Period

HOUSTON, May 30, 2012 – The Edelman Financial Group Inc. (NASDAQ:EF) (“TEFG” or the “Company”) today announced that the “go shop” period set forth in the previously announced merger agreement, entered into on April 16, 2012, by and among TEFG, Summer Holdings II, Inc. (“Parent”), and Summer Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”) has expired. Parent and Merger Sub were formed by affiliates of Lee Equity Partners, LLC, a New York based private equity firm (“Lee Equity Partners”). The Merger Agreement was negotiated on behalf of the Company by a special committee of the Board of Directors of the Company composed entirely of independent directors (the “Special Committee”), with the assistance of independent financial and legal advisors.

Under the merger agreement, the Special Committee, on behalf of TEFG, and its representatives had the right to solicit alternative acquisition proposals from third parties during a “go shop” period that expired at 11:59 p.m. (EDT) on May 26, 2012. During the “go shop” period, Stephens Inc., the Special Committee’s financial advisor, contacted potential acquirers that it and the Special Committee believed might have an interest in an alternative transaction to the merger with Parent. The Special Committee did not receive any alternative acquisition proposals from third parties during the “go shop” period.

The parties currently expect to complete the merger during the third quarter of 2012, subject to customary closing conditions, including receipt of shareholder approval. Following completion of the transaction, TEFG will become a privately held company owned primarily by Lee Equity Partners and its stock will no longer trade on the Nasdaq Stock Market.

About The Edelman Financial Group

The Edelman Financial Group is a wealth management company that manages approximately $17.7 billion in client assets. Client assets include the gross value of assets under management directly or via outside managers and assets held in brokerage accounts for clients by outside clearing firms. TEFG has approximately 500 employees in 21 states. Additional information is available at www.edelmanfinancial.com.

About Lee Equity Partners

Lee Equity Partners is a middle-market private equity investment firm managing more than $1 billion of capital. Lee Equity was founded by Thomas H. Lee and focuses on control buyouts and growth capital financings, typically investing $30 million to $150 million per transaction in companies with enterprise values of $100 million to $500 million. The firm seeks to partner with top-tier management teams to build companies with differentiated market position and high growth potential. Target sectors include business services, consumer/retail, distribution/logistics, financial services, healthcare services, and media.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward looking statements which may be identified by words such as “may,” “could,” “should,” “would,” “estimate,” “expect,” and similar expressions or statements of current expectation, assumption or opinion. These are “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward looking statements, including the following: (1) TEFG may be unable to obtain the shareholder approval required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of TEFG may suffer as a result of uncertainty surrounding the transaction; (5) TEFG may be adversely affected by other economic, business, and/or competitive factors; (6) legislative developments; (7) changes in tax and other laws; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (9) the failure to receive the necessary debt financing set forth in the commitment letters received in connection with the transaction, and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of TEFG are set forth in its filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-K/A, 10-Q, and 8-K, including, but not limited to, those described in TEFG’s Form 10-K for the fiscal year ended December 31, 2011 and TEFG’s Form 10-Q for the fiscal quarter ended March 31, 2012. These forward looking statements reflect TEFG’s expectations as of the date of this press release. TEFG does not undertake any obligation to update any forward looking statement, except as required under applicable law.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed acquisition of TEFG by Lee Equity. TEFG filed a preliminary proxy statement on Schedule 14A with the SEC on April 16, 2012. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of TEFG. TEFG and Parent also intend to file other relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS OF THE EDELMAN FINANCIAL GROUP ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING TEFG’S DEFINITIVE PROXY STATEMENT, BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive proxy statement will be mailed to shareholders of The Edelman Financial Group seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of TEFG.

Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by The Edelman Financial Group with the SEC, at the SEC’s website at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and TEFG’s other filings with the SEC may also be obtained from TEFG by directing a request to TEFG, Attention: Corporate Secretary, Susan Bailey, or by calling (713) 220-5115. Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC’s website for further information on its public reference room.

TEFG and its directors, executive officers, and other members of its management and employees may be deemed to be soliciting proxies from TEFG’s shareholders in favor of the proposed acquisition. Information regarding TEFG’s directors and executive officers is available in its Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on April 30, 2012. Additional information regarding the interests of TEFG and its directors and executive officers in the proposed acquisition, which may be different than those of TEFG’s shareholders generally, is included in the preliminary proxy statement filed with the SEC and will be included in the definitive proxy statement and other relevant documents filed with the SEC when they become available.

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